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                                                                    EXHIBIT 10.1

                                SECOND AMENDMENT
                                     TO THE
             LIFEPOINT HOSPITALS, INC. EMPLOYEE STOCK PURCHASE PLAN


         THIS AMENDMENT is made to the LifePoint Hospitals, Inc. Employee Stock Purchase Plan (the "Plan") by LifePoint Hospitals, Inc. (the "Company") on this 15th day of December, 2005.

                                    RECITALS:

         WHEREAS, the Company established the Plan effective January 1, 2002 to provide eligible employees an option to purchase the common stock of the Company, and amended the Plan effective May 21, 2003;

         WHEREAS, the Plan may be amended at any time by action of the board of directors of the Company; and

         WHEREAS, the board of directors of the Company has authorized the amendment of the Plan to modify the exercise price of shares of stock that are available under the Plan to reflect a discount of 5% from the market value of such shares at the end of each Plan year;

         NOW, THEREFORE, the Plan is hereby amended as provided below, effective January 1, 2006:

         SECTION 3.1(a) OF THE PLAN IS RESTATED AS FOLLOWS:

         (a) The exercise price of each Option shall be 95% of Fair Market Value of each share of Stock that is subject to the Option, based on the Stock's Fair Market Value that is determined on the Exercise Date.


         IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment on the date first written above.

                                            LIFEPOINT HOSPITALS, INC.



                                    By:     William F. Carpenter III
                                            ------------------------

                                    Its:    Executive Vice President & Secretary
                                            ------------------------------------

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